Exhibit 10.46
                      AREA DEVELOPER SUBFRANCHISE AGREEMENT

      AGREEMENT, made as of the   day of Month, _____ by and between Maui Tacos
International, Inc., a Georgia corporation, located at 1775 The Exchange, Suite 540, Atlanta, Georgia 30339 and 740 Broadway, 12th Floor, New York, New York 10003 (hereinafter the "Franchisor") and Subfranchisor Corp. Name located at Subfranchisor Address (hereinafter referred to as the "Subfranchisor").

                              W I T N E S S E T H:

      WHEREAS, Franchisor, its subsidiaries and its affiliates have acquired, developed and innovated unique methods of merchandising, promotion, production, quality control and distribution of Mexican-type food products and clothing for the franchised operation of Maui Tacos Restaurants under the trademark and trade name of "Maui Tacos" (the "Trademarks") as described in Franchisor's Maui Tacos International, Inc. 1999 Maui Tacos Subfranchise Uniform Franchise Offering Circular (the "Subfranchise UFOC") which has been previously received by Subfranchisor; and

      WHEREAS, Subfranchisor acknowledges receipt on ___________ (the "Disclosure Date") of the Subfranchise UFOC and Franchise UFOC; and

      WHEREAS, Franchisor is authorized to issue Maui Tacos subfranchise agreements and Maui Tacos Restaurant franchise agreements in the State of Insert State including the Counties of ________________________________ (approximate population ____________); and

      WHEREAS, Franchisor awards Maui Tacos Restaurant franchise agreements for traditional and non-traditional Maui Tacos Restaurants. Non-traditional Maui Tacos Restaurants shall be deemed to be Maui Tacos Restaurants installed within another primary business such as colleges, universities, convenience stores, supermarkets, hospitals, department stores, etc. Traditional Maui Tacos Restaurants are generally developed via the execution of a lease for the Maui Tacos Restaurant premises by a subsidiary leasing corporation of the Franchisor which is subleased to the approved Maui Tacos Restaurant franchisee. Nontraditional Maui Tacos Restaurants are developed by the execution of a standard Maui Tacos Restaurant nontraditional franchise agreement without the execution of a lease for the Maui Tacos Restaurant premises, except in certain circumstances when a lease is obtained; and

      WHEREAS, pursuant to this agreement and as described in the Subfranchise UFOC, Subfranchisor is obligated to provide to Maui Tacos Restaurants support services on behalf of Franchisor including, but not limited to, assistance in the nature of consultation, advice and guidance regarding location selection, lease negotiations, construction coordination, "Grand Openings", store training, marketing advice and implementation, promotions, point of sale purchases or any other administrative tasks designated by Franchisor as support programs that need to be implemented for proper management of the Territory (collectively the "Support Services"); and
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      WHEREAS, it is the desire of Subfranchisor to become a regional support entity to provide the Support Services in the Territory required by Franchisor in order to receive a portion of the initial and continuing franchise fees received from each franchisee in the Territory as hereinafter described and in the Subfranchise UFOC; and

      WHEREAS, Franchisor is willing to sell and grant to Subfranchisor, a subfranchise agreement, under the terms and conditions set forth herein for the Counties of _______________, State of ______________ (hereinafter the "Territory"); and

      WHEREAS, after consultation with independent counsel and a diligent investigation of all available information, Subfranchisor is willing to purchase and receive a grant by Franchisor of a subfranchise agreement, under the terms and conditions set forth herein for the Territory.

      NOW, THEREFORE, in consideration of the mutual promises and covenants, it is mutually agreed as follows:

1.    CONSIDERATION:

      In consideration of Franchisor's execution of this agreement, Subfranchisor agrees to pay to Franchisor the non-refundable sum of $____________ (the "Subfranchise Fee") on the date first above written.

2.    GRANT OF EXCLUSIVE LICENSE AND SUBFRANCHISE RIGHTS; TERRITORY; TERM:

2.1 The area subject to this agreement shall be the for the Territory defined above.

2.2 The term of this agreement shall commence simultaneously with the execution of this agreement by all relevant parties. The term of this agreement shall continue for a term of ___ years (the "Term") unless terminated as provided for herein.

2.3 Subject to compliance with the obligations of Subfranchisor as contained herein and in the UFOC, Franchisor hereby grants and conveys to Subfranchisor the exclusive right to be a Subfranchisor of Franchisor in the Territory in connection with the sale of Maui Tacos franchises or branded products in the Territory or with respect to subfranchise rights to receive Subfranchisor's portion of the receipts obtained from Maui Tacos franchisees and branded product sales for the sale of authorized products under the trademark of "Maui Tacos" and such other associated names, tag lines and slogans as Franchisor may own or use as described herein and in the UFOC. Notwithstanding the expiration of the Term, whether by termination, expiration or otherwise, Subfranchisor shall retain all rights to receive continuing franchise fees from Maui Tacos Restaurants developed prior to the termination or expiration of the Term, including any and all franchise agreement renewals or the relocation of Maui Tacos Restaurants arising from the expiration of their respective leases (but not for branded products). Nothing contained in this paragraph shall be deemed
(i) to limit or modify the right of Franchisor to terminate this agreement for any of the defaults set forth herein subject to any and all applicable


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notice and cure rights granted to Subfranchisor; (ii) to issue Maui Tacos franchise agreements to Maui Tacos franchisees in the Territory; or (iii) to require the leasing corporations to execute master leases and thereafter grant subleases to franchisees in the Territory. Franchisor agrees that so long as this agreement is in full force and effect, Franchisor shall not directly or indirectly issue another Maui Tacos subfranchise in the Territory or issue a grant to a third party of any part of Subfranchisor's rights thereof.

3.    OBLIGATIONS OF THE FRANCHISOR:

Franchisor promises and covenants as follows:

      3.1 To permit Subfranchisor to use the Trademarks, its logotypes and any other trademarks or service marks which Franchisor may authorize and designate for use by Subfranchisor, including tag lines and slogans. Subfranchisor upon Franchisor's request agrees to use the newest trademarks, tag lines and slogans and other promotional material developed by Franchisor upon the minimum of at least 30 days prior written notice to Subfranchisor;

      3.2 To furnish by lending Subfranchisor as created a copy of the Maui Tacos Subfranchise, Operations, Local Restaurant Marketing and Construction Manuals (hereinafter collectively the "Manual(s)"), together with any subsequent changes or amendments thereto. Subfranchisor agrees not to copy, publish or duplicate the contents of said Manual except when needed to supply each Maui Tacos franchisee or for dissemination to the officers and key employees of Subfranchisor;

      3.3 To supply Subfranchisor, free of charge, one complete sample set of all sales materials and forms, including the standard franchise agreement and applicable UFOC to be delivered to each prospective franchisee at the first meeting or ten business days (excluding holidays and weekends) prior to the execution of a franchise agreement and to be used by Subfranchisor in connection with the sale of each individual franchise unit. UFOCs, brochures and sales materials are generally purchased from printers hired for such purposes;

      3.4 To make available to Subfranchisor the right to consult in person at the office of Franchisor or by telephone with Franchisor's officials and staff in its New York office or at such other location designated by Franchisor about problems relating to design, construction and operation of franchise units at the office of Franchisor so that Subfranchisor will have available to it the experience and expertise of Franchisor. Currently, Franchisor has executive/legal department offices in New York, New York, accounting, operations and sales offices in Atlanta, Georgia and construction and equipment offices in Houston, Texas. Additional or replacement offices may be developed in the future and the advice and consultation will be provided from the respective offices of Franchisor;

      3.5 To provide a training program for 5 days (40 hours) (or such lesser or greater periods as established by Franchisor) of classroom instruction and for 120 hours of on-the-job training in an existing Maui Tacos Restaurant in Atlanta, Georgia or, in Franchisor's sole discretion, in the Territory. The training program covers the operational and statistical methods of operating a


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Maui Tacos Restaurant and Maui Tacos subfranchise business, franchise sales, real estate procurement and marketing. Training shall be attended by the controlling stockholders of Subfranchisor if a corporation, all partners if a partnership, all individual proprietors if a sole proprietorship, and all managing executives and operational supervisors, in Atlanta, Georgia. If the ownership, management or operational supervisor is changed, the new management or executive(s) must also be trained prior to the commencement of their responsibilities. Payment of all expenses of training, except for salaries of Franchisor's staff and operating expenses of Franchisor, are the obligation of Subfranchisor. All travel, lodging, entertainment and other expenses are solely that of Subfranchisor. Franchisor shall be responsible for all costs of actual training including training staff, training facility and the cost of store operational training; it is acknowledged that subsequent to formal training there will be continued practical training and education arising between the Subfranchisor's staff and Franchisor's staff as each confront the problems and difficulties that arise in the development of the Territory.

      3.6 As changes in applicable laws occur, to attempt to inform Subfranchisor of any applicable federal or state franchise laws. Subfranchisor acknowledges that such information is generally provided at the semi-annual subfranchisor meetings sponsored by Franchisor and at the annual convention of Franchisor. This provision and its compliance or lack thereof shall in no way release Subfranchisor from its obligation to comply with all applicable laws;

      3.7 To pay all bills, invoices, fees and other obligations that may be owed to Subfranchisor by Franchisor, provided Subfranchisor is in full compliance with this agreement;

      3.8 To coordinate a franchise sales program by providing trained salesperson(s), satisfactory to Franchisor, to process and sell franchises to franchisee prospects interested in locating in the Territory obtained by Subfranchisor or Franchisor. There are no representations, warranties, commitments or assurances of success by said salesperson(s) and Subfranchisor agrees to make no claims whatsoever with respect to the success or failure of Franchisor's salesperson(s) during the Term and any renewal thereof.

      3.9 To protect and defend Subfranchisor's right to use, and the validity of, Franchisor's trademarks; and

      3.10 To direct duplicates of sales leads to Subfranchisor so that Subfranchisor can work with Franchisor's salesmen or process the prospective sale if one of Franchisor's salesmen is not involved.

4.    FRANCHISOR'S REPRESENTATIONS, ETC.:

Franchisor warrants and represents as follows:

      4.1 That Franchisor has the right, title and interest to grant the within agreement and that all rights granted herein to Subfranchisor are free and clear of any and all liens, claims or encumbrances;

      4.2 That Franchisor has the full power and authority to enter into this agreement and


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that the within agreement and the obligations of Franchisor hereunder does not conflict with nor result in a breach of any agreement to which Franchisor is a party of or by which Franchisor is otherwise bound; and

      4.3 That Franchisor will protect and defend the rights of Subfranchisor against third parties claiming a violation of 4.1 and 4.2 and the validity of the Trademarks at its sole expense.

5.    OBLIGATIONS OF THE SUBFRANCHISOR:

      Subfranchisor promises and covenants as follows:

      5.1 To devote its best efforts to develop and manage the Territory, including the provision of sales assistance to Franchisor's salesmen, opening and servicing of all Maui Tacos Restaurants and distribution points in the Territory, in accordance with the requirements of Franchisor which (except for the development requirements in Article 8) may change and vary. To advertise on a regular basis for franchise prospects in the Territory and to seek to obtain sales prospects by networking and franchise sales promotional activities, to promptly provide to Franchisor all pertinent information about responses to such advertising or networking/promotions, and to thereafter assist Franchisor's sales staff in processing and selling each respective franchise;

      5.2 To abide by and strictly comply with the terms, rules and requirements set forth in the Subfranchise UFOC, Manuals and this agreement;

      5.3 To make no unauthorized promises, representations or commitments in connection with the sale of franchises other than as furnished or authorized in writing by Franchisor and to attend all regional and national meetings and the annual Maui Tacos conventions when instituted;

      5.4 In accordance with the support schedules established for Subfranchisor by Franchisor with respect to policing and operational/marketing support, to regularly inspect all franchise units within the Territory for quality operations, appearance and cleanliness and, to use best efforts to assure that franchisees in the Territory use only Franchisor approved and authorized foods, supplies, equipment, furnishings and fixtures. Construction and equipment specifications are set forth in the Construction Manual and authorized raw materials are set forth in the Operations Manual as revised from time to time;

      5.5 To provide each franchisee within the Territory with competent and timely Support Services; which shall be defined as assistance in the nature of consultation, advice and guidance regarding location selection, lease negotiations, construction coordination, "Grand Openings", store training, marketing advice and implementation, promotions, point of sale purchases or any other administrative tasks designated by Franchisor as support programs that need to be implemented for proper management of the Territory;

      5.6 To provide reasonable assistance to Franchisor with regard to the enforcement of franchise agreements within the Territory, as well as the rules and obligations of the Manual and


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

the general operating policies of Franchisor. [In clarification of this paragraph, Subfranchisor is not required to commence or initiate legal proceedings to enforce any of the above referenced agreements, manuals or policies. Franchisor and Subfranchisor shall each reasonably cooperate with each other, and provide testimony as needed for any arbitration or legal proceeding. Franchisor's decision shall control with respect to decisions regarding when to commence or settle a claim or as to strategy in defending arbitrations/legal actions and choice of counsel.] To the extent possible, each franchise agreement shall contain an arbitration clause requiring all disputes to be resolved by arbitration. With respect to offensive or defensive franchisee arbitrations/legal proceedings, including encroachment or franchisee territorial disputes in the Territory against Franchisor or any leasing company, all costs and expenses of all actions shall be borne equally by Franchisor and Subfranchisor, since each jointly shares in the collections of the franchisee fees. An offensive legal proceeding is an action or arbitration commenced to enforce each respective Maui Tacos Restaurant franchise agreement or sublease. Generally for traditional franchisees, continuing franchise fees are collected by an eviction action which sometimes requires subsequent or simultaneous arbitration actions. Prior to the commencement of any arbitration or legal proceeding, Subfranchisor shall be afforded prior notice and an opportunity to negotiate with the respective franchisee to amicably resolve the dispute. A defensive legal proceeding is an action or arbitration commenced by a Maui Tacos Restaurant franchisee, landlord or third party in the Territory against the Franchisor;

      5.7 To protect the integrity of the Trademarks and to maintain the highest standards of integrity, quality and reputation;

      5.8 To pay all bills, invoices, fees and other obligations that may be owed to Franchisor by Subfranchisor;

      5.9 To not engage in any unauthorized advertising, as such is defined in the Manual or any other advertising that is not previously approved by Franchisor, which approval shall not be unreasonably withheld or delayed;

      5.10 To comply with Article 8 of this agreement entitled "Area Franchise Development";

      5.11 To promptly notify Franchisor if it is in violation of any of the terms of this agreement and to grant to Franchisor a 45 day period in which to cure any such defaults after notice thereof by registered mail in accordance with Article 14 herein. Any claims of default not noticed to Franchisor within 6 months of default shall be deemed waived by Subfranchisor. Franchisor shall not be deemed to be in default of this agreement unless and until such notice is sent to Franchisor and such other parties set forth in Article 14 and the aforesaid cure period has expired without said default having been cured;

      5.12 To comply with any Maui Tacos Restaurant Franchise Agreement executed by Subfranchisor or by any corporation controlled by Subfranchisor that has purchased a Maui Tacos franchise;

      5.13 To promptly attend to all sales leads and other inquiries from prospective


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franchisees and to work cooperatively in the sales process with salesmen of
Franchisor;

      5.14 If a dispute or disagreement arises with Franchisor, to submit such dispute or disagreement to a single arbitrator in accordance with Article 20 herein;

      5.15 To exercise its best efforts to protect the integrity of the Trademarks and other proprietary rights, and to maintain the highest standards of morality, ethics and reputation;

      5.16 To feature the Trademarks and logotypes in all of its local advertising, promotions, signs, literature and operations, and to clearly indicate to all third parties that Subfranchisor is not an employee, agent or fiduciary of Franchisor nor may Subfranchisor bind or obligate the Franchisor in any manner whatsoever; and

      5.17 On occasion, pre-sold individuals and other entities may indicate a willingness to purchase Maui Tacos Restaurant franchise agreements without any sales activities required. These generally arise from existing Maui Tacos Restaurant franchisees or their employees in other territories or friends and associates of Maui Tacos Restaurant franchisees, subfranchisors and employees of Franchisor. With respect to the sales commissions owed for such sales, said commissions may be payable to third parties involved in the sale and will be recognized as finders fees.

      5.18.1 Subfranchisor must, at Subfranchisor's expense, purchase and use a personal computer system for its subfranchised business that is compatible with Franchisor's computer equipment. Subfranchisor must obtain, use and maintain, at Subfranchisor's expense, an Internet service connection that enables Subfranchisor to receive e-mail, use internet services and send and receive other electronic information to and from Franchisor.

      5.18.2 Franchisor may add to, remove substitute or modify computer requirements in its discretion. Franchisor will provide Subfranchisor with standards and specifications for required computer products, instructions for use, and updates of the same. Franchisor may require Subfranchisor to maintain maintenance and/or service contracts at Subfranchisor's expense. Subfranchisor may obtain approved computer products from any suppliers it chooses.

      5.18.3 Franchisor may negotiate supply contracts for hardware and software in its discretion. Franchisor will not guarantee, warranty, maintain or support any computer hardware or software.

6.    ADVERTISING:

      6.1 Except as provided herein, and in Article 5, neither Franchisor nor Subfranchisor is under any duty or obligation to engage in any consumer advertising or promotion for Maui Tacos Restaurants in the Territory.

      6.2 A sum equal to 4% of the gross weekly sales of each Maui Tacos Restaurant franchisee (as provided in the standard Franchise Agreement), is to be paid by each franchisee and deposited into an advertising account. Such funds are to be only used for advertising uses as


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set forth in the respective franchise agreements subject to the sole control of
Franchisor.

      6.3 Franchisor's policy with respect to advertising is to encourage the franchisees in the Territory to form and implement an advertising cooperative and to participate in advertising and marketing decisions in conjunction with the assistance of Subfranchisor and the authorization, approval or direction of Franchisor. Subfranchisor shall coordinate the formation of the cooperative, attend all meetings and provide all assistance and guidance to the Maui Tacos Restaurant franchisees as requested by Franchisor in order to work cooperatively with said franchisees. If multiple territories are part of the cooperative, then in such event Subfranchisor shall work harmoniously and constructively with other subfranchisors and franchisees as may be needed.

      6.4 Subfranchisor hereby agrees to provide the sum of $2,000, to be matched by Franchisor and the franchisee's grand opening contribution, for each of the first 3 franchises in the Territory (this will enable the Territory to be opened correctly with appropriate promotional and marketing activities for these initial franchises). Subfranchisor agrees to also spend approximately $8,000-$12,000 each year to advertise for franchisees in its Territory, and to join local civic clubs and similar organizations to promote the growth of its subfranchise business.

7.    FRANCHISE FEES:

      7.1 The Initial Franchise Fee for a traditional Maui Tacos Restaurant within the Territory shall be determined by Franchisor, in its sole discretion, on a deal by deal basis, but generally on an annual basis. For the year 1999/2000, the Initial Franchise Fee for the first Traditional franchise sold to a franchisee shall be $20,000. The Initial Franchise Fee for Nontraditional franchisees (such as convenience store operators, institutional food service companies, colleges, schools, supermarkets, hospitals, factories, and other nontraditional entities) shall be determined by Franchisor, but will range from $1 to $20,000. Said fee is dependent upon the number of non-traditional transactions executed, the location of the nontraditional franchisee, the marketing area, the opportunity or lack thereof and other subjective concerns. Each traditional and nontraditional franchisee in the Territory shall be obligated to pay a continuing franchise fee of 6% of gross sales on a weekly basis, subject to limited exceptions designated by Franchisor in its sole discretion. All initial franchise agreements shall be executed between Franchisor and each respective franchisee. From the Initial Franchise Fees payable for nontraditional franchises, it is possible that a significant portion will be retained by Franchisor and used for the collective national marketing program coordinated by the Maui Tacos Subfranchise Advisory Council ("MTSAC"). Subfranchisor acknowledges that the Initial Franchise Fees for non-traditional franchisees will be subject to use as determined by MTSAC and Franchisor.

      7.2 All traditional franchisees shall lease their Maui Tacos Restaurant premises from (a) corporation(s) owned by Franchisor. Nontraditional franchisees shall generally not be obligated to lease their unit premises from corporation(s) owned by Franchisor, except as otherwise determined by Franchisor. The sublease also shall require the franchisee to pay for each and every week of operation a sum equal to 6% of the gross sales of the franchise unit; plus 4% of gross sales, to be deposited into an advertising account as provided in Article 6 herein.


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The aforesaid 6% and 4% of gross sales are the same 6% and 4% of gross sales payable under the franchise agreement. The sublease duplicates the obligations of the franchise agreement for enforcement and collection purposes, however, payment under each respective Maui Tacos Restaurant sublease satisfies the payment obligation under the respective Maui Tacos Restaurant franchise agreement. Subfranchisor, upon the written request of Franchisor, may as a representative (not agent) of Franchisor and in compliance with each respective franchise agreement in the Territory, audit any franchisee's books and records or inspect each franchisee's Maui Tacos Restaurant premises for determination of compliance with the respective franchisee's obligations under its Maui Tacos Restaurant franchise agreement.

      7.3 All revenues, as set forth in Articles 6 and 7, generated by the sale and operation of franchised units within the Territory (except advertising funds) shall be paid or caused to be paid to Franchisor. Provided that Subfranchisor is in full compliance with its obligations hereunder, Subfranchisor shall receive one-half of all sums received by Franchisor from Maui Tacos Restaurant franchisees within the Territory (including but not limited to all Initial Franchise Fees and all continuing weekly franchise fees, which are currently 6% of gross sales). Franchisor and Subfranchisor agree that Franchisor shall not be deemed to have received any portion of the Initial Franchise Fee paid pursuant to the decisions of MTSAC in connection with the sales of nontraditional franchises. In the event of a conflict between this paragraph and any other provision of this agreement, this paragraph shall control.

      7.4 Franchisor upon receipt of good funds, or clearance of any deposit, shall then remit every 30 days as follows: (i) half to Subfranchisor and (ii) half to Franchisor. Franchisor is hereby granted a security interest and lien against any and all fees, or accounts payable by Franchisor to Subfranchisor to secure full compliance by Subfranchisor of its obligations as provided herein.

      7.5 At the request of Subfranchisor, along with the monthly payment due the Subfranchisor herein from the collected franchise fees of each respective franchisee in the Territory, the Franchisor shall provide a monthly report describing the gross revenues received from each franchisee, the fees received from each franchisee and the monies payable to Subfranchisor.

      7.6 With respect to obligations owed by Subfranchisor to Franchisor, Franchisor is further granted the right of set-off against any fees or accounts payable to Subfranchisor from any and all fees or other monies collected by Franchisor for which a portion is to be paid to Subfranchisor.

      7.7 It is acknowledged that from each Initial Franchisee Fee, the following fees will be deducted prior to the 50/50 division of net funds between Franchisor and Subfranchisor; (i) a sales commission up to $5,000 paid to the Franchisor for its sales department, (ii) a design fee of $500-$l,000 paid to an architect or designer, (iii) a training fee of $1,500 paid to the Maui Tacos training school for said franchise, (iv) a sales screener fee of $1,000 paid to Franchisor, and (v) a fee of $500 payable to Franchisor for the establishment of the Maui Tacos leasing entity. Subfranchisor or its salesmen will not receive a sales commission.


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      7.7.1 By way of example, from the sale of a $20,000 traditional franchise in the Territory: (i) a $5,000 sales commission will be paid to Franchisor, (ii) a $1,500 training fee shall be retained by Franchisor for training, (iii) a $500 design and layout fee shall be retained by Franchisor for the design and layout of the Maui Tacos Restaurant, (iv) a $1,000 fee for sales screeners shall be retained by Franchisor, and (v) a $500 fee for the formation of the Maui Tacos leasing corporation, minute book, first tax returns and any other leasing corporation expenses that arise during the first two years of operation. The remaining balance of the Initial Franchise Fee is divided equally between Franchisor and Subfranchisor. Accordingly, it is anticipated that Subfranchisor will receive the approximate sum of $5,750.

      7.7.2 By way of example, from the sale of a $20,000 nontraditional franchise in the Territory: (i) a $5,000 sales commission will be paid to Franchisor, (ii) a $1,500 training fee shall be retained by Franchisor for training, (iii) a $500 design and layout fee shall be retained by Franchisor for the design and layout of the Maui Tacos Restaurant, and (iv) a $1,000 fee for sales screeners shall be retained by Franchisor. The remaining balance is retained by the Franchisor for nontraditional collective marketing sales efforts sponsored by MTSAC.

      7.8 Subfranchisor acknowledges that if Franchisor creates a national leasing coordinator position to help secure Maui Tacos Restaurant leasing locations from national or regional landlords, Subfranchisor shall contribute $200 from its share of funds received from the sale of each Traditional franchise agreement to be matched, in each instance, by Franchisor. Subfranchisor agrees to participate in this program.

      7.9 Each Maui Tacos franchise agreement provides that upon the sale of a Maui Tacos restaurant, or a controlling interest in a corporation that owns a Maui Tacos restaurant, 5% of the gross sales price shall be paid to Franchisor as a transfer fee. Franchisor will pay half of the 5% transfer fee to Subfranchisor, provided Subfranchisor performs all operational and marketing support required, in Franchisor's sole discretion, by the replacement franchisee.

8.    AREA FRANCHISE DEVELOPMENT:

For the purpose of this Article, the following definitions shall control:

      8.1 "One year" shall be defined as 365 days from the date of execution of this agreement and each anniversary date thereafter.

      8.2 "Open traditional Maui Tacos Restaurant" shall be defined as an open operating Maui Tacos Restaurant in an approved location wherein a master lease has been executed by a subsidiary of Franchisor, except where the leasing requirement is waived by Franchisor, with a Maui Tacos Restaurant franchise agreement executed for said location.

      8.3 "A nontraditional franchisee" shall be defined as described in Franchisor's Subfranchise UFOC, and which opens within 6 months thereafter and remains open for 24 months or longer.

      8.4 During the Term and any renewal terms of this agreement, Subfranchisor shall


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reasonably operate and continue to operate a franchise sales program in the
Territory so that new franchisees for both new and existing Maui Tacos Restaurant locations (resales) may be obtained. In order to effectuate the foregoing, Subfranchisor agrees to actively locally advertise for franchisees, network with applicable organizations located in the Territory, provide all sales leads to Franchisor, work with Franchisor's staff to respond to sales leads, process such leads in a prompt and efficient manner, and generally function together with Franchisor's sales department as a franchise sales organization. Subfranchisor must also attend trade shows and implement any new systems and techniques developed by Franchisor, or suggested by Franchisor, designed to attract new franchisees to the Maui Tacos system.

      8.5 Subfranchisor has agreed to a minimum market development obligation in order to ensure Franchisor that the Territory will be developed appropriately. Franchisor will award all franchise agreements, but Subfranchisor will be involved in the sale and/or development of the real estate wherein some or all Maui Tacos Restaurants are located. Accordingly, as a material condition of this agreement, the following minimum number of Maui Tacos Restaurants (which include traditional or nontraditional Maui Tacos Restaurants, excluding distribution points) shall be opened in the Territory, directly or indirectly, on a cumulative basis (i.e., excess stores opened in one year count toward succeeding years' requirements) as follows:

                     1st year        Maui Tacos Restaurants
                                 ---
                     2nd year        Maui Tacos Restaurants
                                 ---
                     3rd year        Maui Tacos Restaurants
                                 ---
                     4th year        Maui Tacos Restaurants
                                 ---
                     5th year        Maui Tacos Restaurants
                                 ---
                     6th year        Maui Tacos Restaurants
                                 ---
                     7th year        Maui Tacos Restaurants
                                 ---
                     8th year        Maui Tacos Restaurants
                                 ---
                     9th year        Maui Tacos Restaurants
                                 ---
                     10th year       Maui Tacos Restaurants
                                 ---

      8.6 For years eleven through fifty after the date hereof, Subfranchisor shall reasonably and affirmatively continue its best efforts to develop Maui Tacos Restaurants in the Territory. Franchisor and Subfranchisor shall establish reasonable 5-year developmental obligations, considering relevant factors, including market growth, nontraditional and new concept venues including colleges, schools, sports stadiums and the like, for each year commencing on the 10th year after the date hereof and each 5-year anniversary thereafter with appropriate credit granted to Subfranchisor for all open Maui Tacos Restaurants in excess of the minimum developmental obligations set forth above. If the parties cannot agree, the issue shall be submitted to the American Arbitration Association whose decision shall be final. The locale of all arbitrations with the American Arbitration Association shall be in New York, New York before a single arbitrator.

      8.7 Subfranchisor further agrees that other forms of Maui Tacos distribution points may be developed. Accordingly in the event that Franchisor develops Maui Tacos distribution points, Subfranchisor agrees to exercise its best efforts to help develop and implement such distribution points in the Territory.

      8.8 Notwithstanding anything to the contrary contained herein, in the event Subfranchisor fails to comply with its development schedule as described in Articles 8.4 and 8.5 herein, Subfranchisor shall lose its exclusive rights granted herein; provided, however, this agreement shall remain in full force and effect as to those Maui Tacos Restaurants already sold as of the date of the default including, without limitation, the rights to receive franchise fees in accordance with Article 7.

      8.9 If Subfranchisor fails to meet its development schedule, Franchisor may develop the Territory itself, or through others by the sale of another subfranchise, or otherwise, except that it will not construct nor permit others to construct another Maui Tacos Restaurant within a reasonable area of any existing Maui Tacos Restaurant located within the Territory. The term "reasonable area" shall be defined as to each Maui Tacos Restaurant, on a case by case basis, between Franchisor and Subfranchisor.

      8.10 If the "reasonable area" cannot or has not been agreed upon, the issue shall be submitted to arbitration, before a single arbitrator, in accordance with the rules of the American Arbitration Association, in New York, New York, whose decision shall be final.

      8.11 Franchisor agrees to reasonably extend the development schedule of Subfranchisor if delays are caused as a result of force majeure events or other delays which are not the fault of Subfranchisor, such as disputes with contractors, delays in obtaining permits, plans or variances or any other reasonable delay, provided that a store premises is leased and a reasonable attempt is being made to open the required number of Maui Tacos Restaurants. Nothing contained in this paragraph shall be deemed to modify Subfranchisor's obligations under Article 8 herein. In no event, however, shall said time be extended for more than 120 days unless such delays are caused by Franchisor.

9.    INSPECTION:

      Franchisor and Subfranchisor, upon 15 days prior written notice, shall each have the right to examine the books, records and supporting data of the other with respect to the obligations, records and financial data, including collections and disbursements, of the Territory at the principal place of business of the other for audit purposes. Subfranchisor agrees to submit to Franchisor annual uncertified profit and loss and balance sheet statements prepared in accordance with generally accepted accounting principals. Any audit or examination shall occur during normal business hours. During such audit, both Franchisor and Subfranchisor shall use their best efforts to minimize any interference with the other's business operations.

10.   TAXES, LAWS AND LEASING CORPORATIONS:

      10.1 Subfranchisor shall pay any and all Federal, City, State or local taxes, fees, fines or assessments arising out of the operation of Subfranchisor's business, including a 50% share of any tax payable on receipts from any franchisee, such as a gross receipts tax which will be paid from receipts from franchisees. Subfranchisor agrees to comply with all federal, state and local laws, orders, codes and ordinances applicable to Subfranchisor's business.

      10.2 Franchisor and Subfranchisor acknowledge that, subject to compliance with this agreement by Subfranchisor, including the provisions regarding Support Services during the Term and any renewal terms, Subfranchisor is the equitable owner of the franchise fees generated from the franchisees in the Territory which fees are collected by Franchisor and 50% of which are then remitted to Subfranchisor. In connection with Subfranchisor's share of any receipts collected by Franchisor from franchisees in the Territory, Subfranchisor is obligated to pay any applicable excise or gross receipts tax or other charges payable under any applicable law as Franchisor is similarly obligated to pay any applicable excise or gross receipt tax or other charge payable under applicable law for its share of franchise fees collected from the Territory.

      10.3 Subfranchisor and Franchisor agree to equally share any expense, fee or charge payable in order to maintain each leasing corporation in the Territory in good standing.

11.   PILOT MAUI TACOS RESTAURANTS:

NONE.

12.   LOCAL CODES AND ORDINANCES:

      Subfranchisor agrees to comply with all local laws, orders, codes and ordinances applicable to Subfranchisor's business.

13.   TERMINATION:

This agreement shall terminate in the event of the occurrence of any of the following:

      13.1 With respect to the termination rights of Franchisor:

      13.1.1 At the election of Franchisor, in the event Subfranchisor fails to meet any of its obligations contained in this agreement, including but not limited to, the obligation to develop Maui Tacos Restaurants as specified in
Article 8, and where such default continues for the applicable period of time as set forth in Article 15 herein, without being cured after the mailing of written notice of such default, by certified mail (return receipt requested) by Franchisor.

      13.1.2 Upon the bankruptcy or the appointment of a receiver for the assets of Subfranchisor, however, so long as Subfranchisor is otherwise in full compliance with this agreement Franchisor agrees that it will not exercise its termination rights under this sub-paragraph.

      13.1.3 In the event this agreement is terminated pursuant to a default of Subfranchisor's minimum unit development obligation pursuant to Article 8 herein, Subfranchisor shall retain all of its rights to receive its share of continuing franchise fees from franchises opened prior to termination, subject to strict compliance with all of the obligations (Support Services, etc.) of Subfranchisor contained in Franchisor's Subfranchise UFOC, this agreement and any amendments hereto. The terms of this paragraph shall survive the termination of this agreement.

      13.2 With respect to the termination rights of Subfranchisor:

      13.2.1 At the election of Subfranchisor in the event Franchisor fails to meet any of its obligations as specified herein and where such default continues for 45 days without being cured after the mailing of written notice of such default by certified mail (return receipt requested).

      13.3 With respect to a default by either Franchisor or Subfranchisor, each party shall be entitled to any and all lawful damages or rights and remedies available at law or at equity but in no event shall Subfranchisor or Franchisor be entitled to receive lost profits, or punitive or exemplary damages. The successful party to such arbitration shall be entitled to receive reasonable attorneys' fees not to exceed $30,000.

14.   NOTICES:

      14.1 No notice sent under any provision of this agreement shall be of any effect unless it is sent by certified mail (return receipt requested), addressed to the party for which it is intended at the following address:

      With respect to Franchisor:
      At the address first above written and to David L. Siegel, Esq., 740 Broadway
      New York, New York 10003

      With respect to Subfranchisor:
      At the address first above written.

      14.2 Notice so served shall be deemed received 5 business days after mailing. Either party may change its address for service of notice at any time by notice similarly served.

15.   DEFAULT:

      15.1 Franchisor shall not be in default of this agreement unless and until Franchisor has received notice of such default by certified mail, (RRR) and a reasonable period in which to cure said default. The minimum period of such cure period shall not be less than 45 days after receipt of notice. In the event that Franchisor is reasonably attempting to cure such default in a diligent and expeditious manner and does in fact cure such default, Subfranchisor agrees that it will reasonably extend the cure period.

      15.2 Subfranchisor shall not be in default of this agreement unless and until Subfranchisor has received written notice of default by certified mail
(RRR) and a reasonable period in which to cure said default. The minimum period of such cure period shall not be less than 45 days after receipt of notice, except for: (i) defaults with respect to the supplying of services to each Maui Tacos Restaurant franchisee in the Territory which shall be 15 days after receipt of written notice, (ii) monetary defaults of obligations of Subfranchisor to Franchisor, if any, or defaults of the development schedule obligations as set forth in Article 8, which shall be 10 days after receipt of written notice, and (iii) defaults of any applicable state or federal franchise or securities law, which shall be 15 days after receipt of written notice or as said law requires. In the event that Subfranchisor is reasonably attempting to cure such default in a diligent and expeditious manner and does in fact cure such default, Franchisor agrees that it will reasonably extend any cure period to enable Subfranchisor to cure any default except for those set forth in (i) or (ii) herein.

16.   MISCELLANEOUS:

      16.1 This agreement has been executed in conformity with and shall be governed by the laws of the State of New York or if required under the laws of the state of the Territory, said laws shall control.

      16.2 This agreement shall inure to and be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto and represents the entire agreement of the parties. Until this agreement is executed by all parties, all offers, acceptances, written proposals, letters of intent or other written or oral understandings shall be non-binding on the parties and deemed preliminary negotiations.

      16.3 This agreement shall inure to the benefit of the successors and assigns of Franchisor. Franchisor shall have the right to transfer or assign this agreement to any person or legal entity who assumes its terms and agrees to comply with Franchisor's obligations contained herein. Franchisor shall have no liability for the performance of any obligations contained in this agreement after the effective date of such transfer or assignment.

      16.4 This agreement cannot be changed, modified or terminated orally. This is the entire agreement of the parties.

17.   CONSENT TO TRANSFER:

      17.1 For all proposed transfers or assignments of this agreement, and transfers of more than 51% of the outstanding and issued stock of Subfranchisor by one or more transfers or any transfer which, directly or indirectly, effectively changes ownership or management control of Subfranchisor, Franchisor will not unreasonably withhold its consent to any transfer or assignment which is subject to the restrictions of this Article, provided however, Franchisor shall not be required to give its consent unless all of the following conditions are met prior to the effective date of assignment:

      17.1.1 Upon the execution of this agreement and upon each direct or indirect transfer of an interest in this agreement, or in Subfranchisor, and at any other time upon Franchisor's request, Subfranchisor shall, within 5 days prior to such transfer, or at any other time at Franchisor's request, furnish Franchisor with an estoppel agreement indicating any and all causes of action, if any, that Subfranchisor may have against Franchisor, or that none exist, and a list of all shareholders or partners having an interest in this agreement or in Subfranchisor, the percentage interest of each shareholder or partner, and a list of all officers and directors, in such form as Franchisor may require;

      17.1.2 Subfranchisor's written request for transfer of either a partial or whole interest in this agreement must be accompanied by an offer to Franchisor of a right of first refusal at the same price offered by any bona fide buyer less 5%. Franchisor shall have the right and option, exercisable within 15 days after receipt of written notification from the Subfranchisor, to send written notice to Subfranchisor that Franchisor or its third-party designee, intends to purchase the interest which is proposed to be transferred, on the same terms and conditions offered by the third party less 5%. If Franchisor accepts such offer, the 5% transfer/administrative fee due by Subfranchisor in accordance with
Article 17.1.8 shall be waived by Franchisor. Any material change in the terms of an offer prior to closing shall cause it to be deemed a new offer, subject to the same right of first refusal by Franchisor, or its third-party designee, as in the case of the initial offer. Franchisor's failure to exercise such option shall not constitute a waiver of any other provision of this agreement, including any other requirements of this Article with respect to the proposed transfer;

      17.1.3 Subfranchisor is not in default under the terms of this agreement, the Manuals or any other obligations owed Franchisor, and all of Subfranchisor's then-due monetary obligations to Franchisor have been paid in full;

      17.1.4 Subfranchisor and its shareholders or members, if Subfranchisor is a corporation or limited liability company, have executed a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its affiliates, subsidiaries, shareholders, directors, officers, subfranchisors and employees;

      17.1.5 The transferee/assignee has demonstrated to Franchisor's satisfaction that it meets all of Franchisor's then-current requirements for new subfranchisors, including, without limitation, possession of good moral character and reputation, satisfactory credit ratings, acceptable business qualifications, and the ability to fully comply with the terms of this agreement;

      17.1.6 The transferee/assignee, its general manager and operational employees responsible for the operation of the subfranchise business have satisfactorily completed Franchisor's training program;

      17.1.7 The transferee/assignee executes such other documents as Franchisor may require, including a replacement subfranchise agreement on the then-standard subfranchise agreement form used by Franchisor as modified by the business terms set forth in this agreement, in order to assume all of the obligations of this agreement, to the same extent, and with the same effect, as previously assumed by the assignor; and

      17.1.8 At the completion of Subfranchisor's sale transaction, Subfranchisor shall pay to Franchisor an administrative/transfer fee of 5% of the gross sales price of Subfranchisor's business, subfranchise agreement and other assets.

      17.2 Subfranchisor's rights may pass to Subfranchisor's next of kin or legatee if they assume Subfranchisor's obligations and attend and complete Franchisor's training program. Upon Subfranchisor's disability, Subfranchisor may sell the subfranchise or keep it, if operated by trained personnel.

      17.3 Franchisor's consent to a transfer shall not constitute a waiver of any claims it may have against the transferring party arising out of this agreement or otherwise.

      17.4 If Subfranchisor is an individual, Franchisor hereby consents to the assignment of this agreement and any and all obligations referable thereto without any fee charged by Franchisor to a corporation principally owned by Subfranchisor within 90 days from the date hereof. Upon such assignment and assumption by the corporation along with delivery of executed originals of same to Franchisor within 90 days from the date hereof, the individual Subfranchisor shall be released from any and all personal liability.

18.   DISCLOSURE:

      18.1 Subfranchisor acknowledges receipt on Insert Date (the "Disclosure Date") of Franchisor's of the (i) Maui Tacos International, Inc. 1999 (Effective Date, ) Maui Tacos Restaurant Subfranchise Disclosure Document that incorporates Items 1 through 22, Maui Tacos Subfranchise agreement (which Operator acknowledges is in all material respects identical to this Agreement), including lists of subfranchisors (a) currently operating as of June 30, 1999 and (b) who have left the system as of June 30, 1999; (ii) Franchisor's 1999 (Effective Date ) Maui Tacos Restaurant Franchise Disclosure Document that incorporates Items 1-23, Maui Tacos restaurant franchise agreement, rider, nontraditional rider, sublease, sample promissory note, confidential information agreement, June 30, 1999 audited financial statements of Franchisor, list of franchisees as of June 30, 1999, list of franchisees who left the system within the past 12 months, list of affiliates of Franchisor, list of approved manufacturers, list of equipment for sale by BI Concept Systems, Inc., and the salesman disclosure forms of _________________ (the "Salespersons") and all other salespersons or entities involved in the sale or execution of this Agreement, on the Disclosure Date, which date is at least 15 business days (excluding holidays and weekends) prior to the date of execution of this Agreement. Franchise Development Managers are individuals who are involved as franchise sales persons on behalf of the Franchisor. They are not the agents of the Franchisor nor are they authorized to enter into any contracts, agreements, understandings, or modifications of any agreement between the Subfranchisor herein or any other franchisee and the Franchisor or on behalf of any subsidiary, affiliate or other entity associated with the Franchisor. With respect to the franchise sales process, Franchise Development Managers are only authorized to disseminate information approved in writing by the Franchisor. Franchise Development Managers are not authorized nor is there any intention to grant any apparent or actual authority to do anything other than sell franchises for the Franchisor in accordance with applicable laws, rules and regulations.

      18.2 By execution hereof, Subfranchisor acknowledges that Franchisor is relying upon the representations contained in this agreement, which include, inter alia, that there have been no representations, forecasts, warranties or statements made by Franchisor or any of its salesmen, officers, directors, employees or others including, but not limited to, franchise or subfranchise sales, profits and/or growth potential.

19.   NO REPRESENTATIONS, ETC.:

      Subfranchisor warrants, represents and acknowledges that:

      19.1 Except for any representation or warranty contained in Franchisor's Subfranchise UFOC, if any, there have been no representations, forecasts, inducements, projections, warranties or statements made by Franchisor or any of its salesmen, officers, directors, employees, or others, including but not limited to franchise or subfranchise sales, profits and/or growth potential nor has Subfranchisor relied upon any representations, forecasts, inducements, projections, warranties or statements made by any entity involved in this transaction;

      19.2 Subfranchisor has made an independent decision to enter into this transaction and to consultation and advice of counsel and that it has not been induced by any promise or commitment not contained herein. This is the entire agreement of the parties hereto;

      19.3 No other salesman, staff member, entity, or associate of Franchisor has met Subfranchisor regarding this subfranchise sale or the offer and acceptance thereof except the salesmen set forth herein;

      19.4 Subfranchisor acknowledges and agrees that it and its salesmen (called Franchise Development Managers) now existing or hereinafter existing are not the agents of Franchisor nor may they bind Franchisor unless agreed to in writing by Franchisor;

      19.5 There have been no representations, warranties, inducements, pro formas, forecasts, estimates or any other inducement or statement made by any salesperson associated with Franchisor including the salesmen set forth herein or Franchisor or its agents, salesmen, directors, officers, employees or any other salesmen or other person or entity regarding financing, net profits, gross profits, net sales, gross sales, costs or expenses of Maui Tacos restaurants generally or of any specific Maui Tacos Restaurant nor has the Subfranchisor relied upon any representations, warranties, inducements, pro formas, forecasts, estimates or any other inducement or statement made by Franchisor or its agents, directors, officers, employees or salesmen or other associates or any subfranchisor or any of any subfranchisors agents, directors, officers, employees or salesmen or other associates, regarding financing, net profits, gross profits, net sales, gross sales, costs or expenses of Maui Tacos Restaurants generally or of any specific Maui Tacos restaurant or with respect to any other material fact relating to the development of Maui Tacos Restaurants in Territory or any other matter pertaining to Franchisor, any subfranchisor, the Maui Tacos chain or any other matter not set forth herein; and

19.6 Articles have been published about Maui Tacos, specifically one entitled Beach Blanket Burrito which appeared in the December 1998 issue of The Chain Leader and the other entitled Hawaiian Style Mexican Hits the Mainland with Maui Tacos which appeared in the November 23, 1998 issue of Nation's Restaurant News (the "Articles").

By execution of this Agreement you acknowledge that either (i) you received the Articles with sections deleted so that the Articles made no references to sales, store volumes or other representative numbers or (ii) you did not receive the Articles from Franchisor or (iii) if you independently reviewed the Articles that any information in the Articles is not relied on in any way or manner and you understand that it may be either incorrect and/or misleading.

By execution of this agreement you hereby acknowledge that the contents of the Articles will not, cannot and should not be relied on nor used as an inducement to you or any corporation that you are associated with which is involved in the purchase of a Maui Tacos subfranchise or franchise agreement.

19.7 You further acknowledge that Maui Tacos International, Inc. has not made any representations to you as to the accuracy of the contents of the Articles and has specifically disavowed the information contained in the Articles.

You agree that your decision enter into this Agreement is in no way be based upon the Articles and its contents but is be based only upon information provided to you in the current subfranchise and franchise disclosure documents for Maui Tacos and your own investigations.

By execution hereof you confirm that at no time did Norm Willden, Bob Sitkoff or any other individual or representative of Maui Tacos make any kind of numerical representation, estimate, projection, forecast or percentage of any kind or nature for any reason including profits, expenses, store volumes or sales regarding Maui Tacos restaurants or the Maui Tacos subfranchise business nor have you received any information regarding sales, profitability, costs, or expenses regarding the Maui Tacos Restaurant operating at 1100 Hammond Drive, Ste. 460, Atlanta, Georgia 30328.

19.8 There have been no representations, warranties, inducements, pro formas, forecasts, estimates or any other inducement or statement made by any salesperson associated with Franchisor including the salesmen set forth herein or Franchisor or its agents, salesmen, directors, officers, employees or any other salesmen or other person or entity regarding subfranchise financing, subfranchise net profits, subfranchise gross profits, subfranchise net sales, subfranchise gross sales, subfranchise costs or expenses nor has the Subfranchisor relied upon any representations, warranties, inducements, pro formas, forecasts, estimates or any other inducement or statement made by Franchisor or its agents, directors, officers, employees or salesmen or other associates or any subfranchisor or any of any subfranchisors agents, directors, officers, employees or salesmen or other associates, regarding subfranchise financing, subfranchise net profits, subfranchise gross profits, subfranchise net sales, subfranchise gross sales, subfranchise costs or subfranchise expenses generally or specifically or with respect to any other material fact relating to the development of Maui Tacos Restaurants in the Territory or any other matter pertaining to Franchisor, any subfranchisor, the Maui Tacos chain or any other matter not set forth herein. Franchise Development Managers are individuals who are involved as franchise sales persons on behalf of the Franchisor. They are not the agents of the Franchisor nor are they authorized to enter into any contracts, agreements, understandings, or modifications of any agreement between the Operator herein or any other franchisee and the Franchisor or on behalf of any subsidiary, affiliate or other entity associated with the Franchisor. With respect to the franchise sales process, Franchise Development Managers are only authorized to disseminate information approved in writing by the Franchisor. Franchise Development Managers are not authorized nor is there any intention to grant any apparent or actual authority to do anything other than sell franchises for the Franchisor in accordance with applicable laws, rules and regulations.

FRANCHISOR WILL BE RELYING UPON YOUR RESPONSES TO THE FOLLOWING QUESTIONAIRE AND IF ANY RESPONSE IS A NEGATIVE FRANCHISOR WILL EITHER WORK WITH YOU TO CURE OR RESOLVE THE PROBLEM OR REFUSE TO EXECUTE THIS AGREEMENT.

PLEASE CIRCLE THE APPROPRIATE RESPONSE TO EACH STATEMENT AND INITIAL WHERE INDICATED. IF YOUR ANSWER TO ANY QUESTION IS "NO", PLEASE EXPLAIN YOUR ANSWER IN THE LINED SPACES PROVIDED AT THE END OF THIS AGREEMENT.

*************************

1. Subfranchisor has been represented by independent counsel who has reviewed the Subfranchise UFOC, this Maui Tacos subfranchise agreement and the Maui Tacos franchise agreement. If Subfranchisor elects not to use an attorney, it acknowledges that it will be bound by the disclosures set forth in the Subfranchise UFOC, and the terms and provisions of this agreement will be interpreted in accordance with applicable law and not subject to your personal view of what they may mean and that any oral agreements or inducements unless included in this Agreement , if any, will not be binding upon Franchisor.

            YES         NO    __________
                              (Initial)

2. Subfranchisor is fully informed as to all of Subfranchisor's obligations, and of Franchisor's obligations as set forth in this agreement and the Subfranchise UFOC.

            YES         NO    __________
                              (Initial)

3. Subfranchisor has only had contact, negotiations and/or discussions with the salesperson(s) and executives identified in this agreement and no other regarding this subfranchise sale or the offer and acceptance of this agreement.

            YES         NO    __________
                              Initial)

4. Except for the salesperson(s) and executives identified in this agreement, no other salesman, staff member, entity or associate of Franchisor met the Subfranchisor regarding this subfranchise sale or the offer and acceptance of this agreement.

            YES         NO    __________
                              (Initial)

5. Subfranchisor acknowledges that Franchisor, its salesperson(s) any of their agents, salesmen, directors, officers or employees or any other salesperson(s), person or entity have not made, nor has Subfranchisor relied on any representations, warranties, inducements, pro formas, forecasts, estimates or any other inducements or statements regarding subfranchise financing, subfranchise net profits, subfranchise gross profits, subfranchise net sales, subfranchise gross sales, subfranchise costs or subfranchise expenses, generally or specifically or with respect to any other material fact relating to the development of Maui Tacos Restaurants in the Territory or any other matter pertaining to Franchisor, any subfranchisor, the Maui Tacos chain or any other matter not set forth herein.

            YES         NO    __________
                              (Initial)

6. Subfranchisor acknowledges that Franchisor's salesperson(s) set forth herein are not the agent(s) of Franchisor nor has said salesperson or any other entity made any other agreement or understanding with Subfranchisor or any of its stockholders or members except as is set forth in this agreement.

            YES         NO    __________
                              (Initial)

7. Subfranchisor understands that in entering into this agreement, Franchisor is relying upon Subfranchisor's acknowledgments, representations and commitments as stated in this Section.

            YES         NO    __________
                              (Initial)

8. In the course of its diligent examination of the Franchisor's offering, Subfranchisor or its executives have met with ____________ and _____________; however, at these meetings only generalities were discussed about Maui Tacos with no specific information provided.

            YES         NO    __________
                              (Initial)

"NO" ANSWERS EXPLAINED HERE:

--------------------------------------------------------------------------------

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IF YOU NEED MORE ROOM, PLEASE ATTACH EXTRA SHEETS OF PAPER

20. ARBITRATION:

      20.1 Franchisor and Subfranchisor acknowledge that disputes or disagreements may arise during the term of this agreement and any renewals thereto. Franchisor and Subfranchisor have elected to resolve such disputes or disagreements in a non-judicial alternative dispute resolution format ("ADR"). An ADR format minimizes the expense of dispute resolution and generally can be accomplished in a more expeditious and effective manner. By agreeing to an ADR format, both Subfranchisor and Franchisor are also waiving a number of rights, remedies and privileges which may arise in a judicial resolution format. In view, however, of the continuing relationship between Subfranchisor and Franchisor under the original and renewal terms of this agreement, both Subfranchisor and Franchisor agree that an ADR format is the most economical, efficient and practical way to resolve disputes and disagreements.

      20.2 Accordingly, except as otherwise provided in this agreement, in the event of any dispute or disagreement between Franchisor and Subfranchisor with respect to any issue arising out of or relating to this agreement, its breach, its interpretation or any other disagreement between Subfranchisor and Franchisor, such dispute or disagreement shall be resolved by arbitration. In the event of any dispute or disagreement, Subfranchisor and Franchisor both agree to submit the dispute to arbitration in accordance with the least expensive procedure of the American Arbitration Association ("AAA"), and the application for such arbitration shall be filed in the AAA's New York, New York office . Franchisor and Subfranchisor agree that the hearing(s) shall be held in New York, New York, before one arbitrator. This paragraph shall not apply to any monetary defaults of Subfranchisor or defaults of Article 8 herein which shall not require arbitration for termination. However, Franchisor shall be entitled to commence arbitration(s), seek declaratory judgments or decisions about its status with Subfranchisor or its compliance with this agreement or to establish the existence of a of default by Subfranchisor or for any other relief that may be appropriate.

      20.3 Franchisor and Subfranchisor agree that this agreement evidences a transaction involving interstate commerce and that the enforcement of this arbitration provision and the confirmation of any award issued to either party by reason of an arbitration conducted pursuant to this arbitration provision is governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq.

      20.4 Lost profits, punitive or exemplary damages or attorneys' fees exceeding $30,000 may not be awarded by the arbitrator, and any such award shall not be enforceable or enforced in any court. If the waiver of lost profits, or punitive or exemplary damages or attorneys' fee limitation, is in whole or in part in violation of the laws of the state where the Subfranchisor's Territory is located, that law shall control, and any such award shall be enforceable or enforced in any court of appropriate jurisdiction. In no event can any of the provisions of this agreement, including but not limited to Article 8 as specified in this agreement, or in amendments to this agreement or in the Manuals, be modified or changed by the arbitrator.

      20.5 With respect to any legal proceeding authorized by this agreement, Subfranchisor and Franchisor each agree that they will commence such legal proceeding only in the Federal District Court for the Southern District of New York, and both Franchisor and Subfranchisor consent to the jurisdiction in the Federal District Court for the Southern District of New York. In the event the parties do not meet the jurisdictional requirements for Federal District Court, the parties consent to jurisdiction in the Supreme Court, New York County, State of New York. Subfranchisor agrees that mailing to its last known address by certified mail of any process shall constitute lawful and valid process. In all cases, Subfranchisor and Franchisor each waives any right to a trial by jury. Notwithstanding the foregoing, if the laws of the state where Subfranchisor's Territory is located requires jurisdiction of the courts of that state or control by the laws of that state, then this agreement shall be deemed modified to comply with such requirement.

      20.6 The terms of this article shall survive termination, expiration or cancellation of this agreement.

21. RESTAURANT TRANSFER FEE:

      Each Maui Tacos Restaurant franchise agreement provides that upon the sale of a Maui Tacos Restaurant or controlling interest in a corporation that owns a Maui Tacos Restaurant, 5%


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

of the gross sales price shall be paid to Franchisor as a transfer fee. In connection therewith, provided Subfranchisor is not in default of this agreement, Franchisor agrees to share equally the 5% fee with Subfranchisor, provided Subfranchisor provides any and all necessary operational assistance and Maui Tacos Restaurant supplementary training for the transferee franchisee at its own expense. Notwithstanding the foregoing, if the Maui Tacos Restaurant franchisee is owned by Subfranchisor or the stockholders of Subfranchisor, no transfer fee shall be charged for transfers of the outstanding and issued shares of the corporate Subfranchisor to another corporation owned by the Subfranchisor or between existing stockholders of the Subfranchisor and their immediate families (mother, children, wife, husband, father, brother or sister) or by bequest, devise, operation of law or otherwise in the event of the death of any of the stockholders of the Subfranchisor.

22.   COOPERATIVE:

            Subfranchisor hereby agrees that it will join Franchisor's subfranchisor advertising cooperative association. The monthly fees payable by Subfranchisor to the advertising cooperative have been established by population and will range from $100.00 per month to $500.00 per month. Subfranchisor's fee shall be $_________ per month for the Territory as defined herein. Subfranchisor hereby agrees to pay such fees as incurred.

      INWITNESS WHEREOF, the parties hereof have executed this agreement as of the date of execution by Franchisor.


                                 MAUI TACOS INTERNATIONAL, INC.

__________________________             By:______________________________________
Date of Execution                               Vice President


                                 Subfranchisor Corp. Name

Executed as of the date first
above written.                         By:______________________________________
                                       Individual Name, President

Agreed to by all corporate officers and shareholders:


By: ______________________________
      Stockholder

__________________________________
      Address


By: ______________________________
      Stockholder

__________________________________
      Address


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